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                                                                   EXHIBIT 10.12


                            SOUTHWEST GAS CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN




                            Effective October 7, 1980

                              Amended March 1, 1986

                            Amended December 7, 1987

                 Amended and Restated Effective January 1, 1989

                             Amended January 1, 1990

                  Amended and Restated Effective March 5, 1991

                  Amended and Restated Effective March 2, 1993

                   Amended and Restated Effective May 10, 1994

                  Amended and Restated Effective March 1, 1999

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                            SOUTHWEST GAS CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


                                     PURPOSE

The principal objective of this Supplemental Retirement Plan (Plan) is to ensure that a competitive level of retirement income is paid in order to attract, retain, and motivate officers of the Company. The Plan is designed to provide a benefit which, when added to an officer's other retirement income, will meet that objective. All elected officers of the Company are Participants in the Plan, subject to meeting the eligibility requirements for retirement under the Plan.

The Plan is also designed to eliminate reductions in benefits under the Basic Plan for those employees who have participated in the Company's Executive Deferral Plan and do not qualify for the full scope of benefits under the Plan.

The original Plan was effective on October 7, 1980, and as restated or amended, is effective with respect to each Participant starting on the effective date of election to officer status or selection for Executive Deferral Plan participation by the Board of Directors of Southwest Gas Corporation.


                    I. DEFINITIONS AND CONSTRUCTION OF TERMS

1.1 For purposes of the Plan, the following words and phrases will have the meanings stated below unless a different meaning is clearly required by the context. In the event there is a conflict in the meaning of any defined terms used in this Plan because of the reference to the Basic Plan, the definition contained in the Basic Plan shall prevail.

         "AFFILIATE" means any corporation, partnership, or other organization which, during any period of a Participant's employment, was at least 50 percent controlled by the Company or an affiliate of the Company.

         "AVERAGE EARNINGS" means the 12-month average of the highest consecutive 36-months of Earnings with the Company and its successors and assigns.

         "BASIC PLAN" means the defined benefit plans of the Company and/or PriMerit Bank, its former Affiliate, in effect prior to a Change in Control, whether maintained by the Company, PriMerit Bank or their successor or assigns.

         "BASIC PLAN BENEFITS" means the amount of benefit payable from the Basic Plan to a Participant, including benefits payable from any employer funded defined benefit plans of any of the Company's successors or assigns, as if the form of a straight life annuity was selected by the Participant.


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         "BOARD OF DIRECTORS" means the Board of Directors of the Company and its successors and assigns.

         "CHANGE IN CONTROL" means the first to occur of any of the following events:

         (a) Any "person" (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors; or

         (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this definition) whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.

         "COMMITTEE" means the Compensation Committee of the Board of Directors, to which the Board of Directors has given the authority to administer this Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.

         "COMPANY" means Southwest Gas Corporation and such of its Affiliates as the Board of Directors may select to become parties to the Plan.

         "CONTINUOUS SERVICE" means a Participant's Benefit Service with the Company and its successors or assigns, as defined in the Basic Plan.

         "EARNINGS" means the yearly compensation paid to a Participant, including salary deferrals, but excluding bonuses, commissions, overtime, special income (as defined in the Company's Executive Deferral Plan) and nonmonetary awards for employment services to the Company and its successors and assigns.

         "ELIGIBLE SPOUSE" means the surviving spouse of a Participant as defined in the Basic Plan.


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         "PARTICIPANT" means an employee of the Company who is or was an officer, including a Senior Officer, of the Company and any participant in the Company's Executive Deferral Plan prior to a Change in Control.

         "PLAN" means the Company's Supplemental Retirement Plan.

         "RETIREMENT" means the termination of a Participant's employment with the Company under the provisions of Sections II and VI. Continued employment with a successor or assign of the Company will not qualify as Retirement, unless otherwise agreed by the Participant and such successors or assigns.

         "SENIOR OFFICER" means an officer of the Company with the title "Senior Vice President" or above.

         "THIRD PARTY FIDUCIARY" means an independent third party (a corporate entity with no other relationship with the Company) selected by the Company, or its successors or assigns, to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.

         "THIRD PARTY FIDUCIARY SERVICES AGREEMENT" means the agreement with the Third Party Fiduciary to perform services with respect to the Plan.

         "TRUST AGREEMENT" means an agreement establishing a "grantor trust" of which the Company, or its successors or assigns, is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code").

         "TRUST FUND OR FUNDS" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

         "TRUSTEE" means any person or entity selected by the Company, or its successors or assigns, to act as trustee under any Trust Agreement at any time of reference.


                 II. ELIGIBILITY FOR PARTICIPATION AND BENEFITS

2.1 An individual shall become a Participant in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company (unless the Board of Directors determines, at that time, that such officer will not become eligible to participate in the Plan) or the effective date of his selection to participate in the Company's Executive Deferral Plan.

2.2 A Participant with 20 or more years of Continuous Service is eligible to retire and receive benefits under the Plan after attaining age 55.


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2.3      A Senior Officer with 10 or more years of Continuous Service is eligible to retire and receive a benefit under this Plan after attaining age 65.

2.4 A Participant who is vested under the Basic Plan, but who fails to satisfy the requirements of Sections 2.2 or 2.3 of this Section, is eligible to receive benefits only under the provisions of Section 3.3 of the Plan.

2.5 Anything herein to the contrary notwithstanding, if a Participant who is receiving, or may be entitled to receive, a benefit hereunder engages in competition with the Company (without the Committee's prior authorization in writing), or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments thereafter payable hereunder to such Participant or such Participant's Eligible Spouse will, at the Board of Directors' discretion, be forfeited and the Company will have no further obligation to such Participant or Eligible Spouse. This
         Section 2.5 shall not apply after a Change in Control.


                   III. AMOUNT AND FORM OF RETIREMENT BENEFIT

3.1 The annual retirement benefit payable will be 50 percent (60 percent for Senior Officers) of the Participant's Average Earnings, less any Basic Plan Benefits.

3.2 If a Participant qualifies for benefits under Section 2.2 of the Plan and retires before age 60, the benefits he receives under the provisions of Section 3.1 of this Section will be reduced in the same manner as the benefits under the Basic Plan are adjusted for early retirement.

3.3 The annual retirement benefit payable to a Participant who only satisfies the provisions of Section 2.4 of the Plan will be the benefit payable under the Basic Plan as if Compensation, as defined in the Basic Plan, includes compensation deferred under the Company's Executive Deferral Plan or other non-qualified deferral plan offered by any successors or assigns (but not any incentive or bonus award or special income (as defined in the Company's Executive Deferral Plan)) and without regard to any statutory limitation on the compensation that can be considered under the Basic Plan, less any Basic Plan Benefits.

3.4 The benefits determined under this Plan will be payable in the form of a straight life annuity except as Section V otherwise provides.


                       IV. PAYMENT OF RETIREMENT BENEFITS

4.1 One-twelfth of the annual benefit determined in accordance with Section III will be payable beginning on the first day of the month following the date the Participant is eligible to retire and has retired. Benefits will continue to be paid on


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         the first day of each succeeding month. The last benefit payment will be paid on the first day of the month in which the retired Participant dies unless otherwise provided in accordance with Section V of the Plan.


                            V. DEATH BENEFITS PAYABLE

5.1 If a Participant should die before retirement and after becoming eligible for retirement as provided for in Sections 2.2 and 2.3 of the Plan, the Eligible Spouse will receive a benefit equal to 50 percent of the amount of the Participant's benefit under the Plan, determined in accordance with Section III as if the Participant had retired and begun receiving a benefit in accordance with Section IV of the Plan on the first of the month before the date of his death.

5.2 If a Participant should die after retirement benefits under Section 3.1 of the Plan have begun, the Participant's Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was receiving under the Plan.

5.3 If a Participant should die before becoming eligible for retirement as provided for in Sections 2.2 and 2.3 of the Plan, any benefits available to the Eligible Spouse under the Basic Plan will be determined using Compensation as defined in Section 3.3 of the Plan.

5.4 If a disabled Participant should die while receiving benefits in accordance with Section VI of the Plan, such Participant's Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was receiving under the Plan.

5.5 If an Eligible Spouse is under age 50 and is more than 5 years younger than the Participant, the Eligible Spouse's benefit described in this Section, except as provided for in Section 5.3 of this Section, will be reduced by 2 percent for each year over 5 by which such Eligible Spouse is younger than the Participant.

5.6 Eligible Spouse's benefits described herein will commence on the first day of the month following the Participant's death and continue on the first of each succeeding month, ending on the first day of the month in which the Eligible Spouse dies. No benefits under this Plan will be payable thereafter.

5.7 If, on the date of his death, a Participant has no Eligible Spouse, no further benefits are payable under this Plan.


                         VI. DISABILITY BENEFITS PAYABLE

6.1 Notwithstanding the provisions of Sections 2.2 or 2.3 of the Plan, if the Committee determines that a Participant has become totally disabled before


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         attaining age 65, the Participant shall be entitled to retire and receive a benefit under this Plan.

6.2 The annual disability benefit will be 50 percent (60 percent for Senior Officers) of the Participant's Average Earnings, less any benefits payable under the Company's salary continuation and long-term disability plans or like plans offered by any of its successors and assigns, and any Basic Plan Benefits.

6.3 Disability benefits will be payable on the same basis as retirement benefits under Section IV of the Plan. The last payment will occur on the first of the month during which the disabled Participant either recovers, as determined solely by the Committee, or dies.

6.4 If a disabled Participant dies, a benefit will be paid to the Eligible Spouse as provided in Section 5.4 of the Plan.

6.5 The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of disability satisfactory to the Committee. The Committee may discontinue a disability benefit after considering such evidence or lack thereof.

6.6 If a Participant is determined to no longer be disabled, the period of time he was disabled will be added to his Continuous Service for the purposes of determining further eligibility for benefits under the Plan.


                                  VII. GENERAL

7.1 Amounts payable to a Participant or his Eligible Spouse shall be paid from the general assets of the Company, the general assets of its successors or assigns, or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a "Rabbi Trust."

7.2 The Company, or its successors or assigns, shall have no obligation under the Plan to a Participant or his Eligible Spouse, except as provided in this Plan.

7.3 The Participant or his Eligible Spouse shall cooperate with the Committee in furnishing all information requested by the Company, or its successors or assigns, to facilitate the payment of his benefit.

7.4 Participants and their Eligible Spouses, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company, or its successors or assigns. No assets of the Company, or that of its successors or assigns, shall be held under any trust, or held in any way as collateral security for the fulfilling its obligations under the Plan. Any and all assets of the Company, or that of its successors or assigns, shall be, and


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         remain, the general unpledged, unrestricted assets of such entities.
         The obligations of the Company, or its successors or assigns, under the Plan shall be merely that of an unfunded and unsecured promise of the Company, or its successors or assigns, to pay money in the future, and the rights of the Participants shall be no greater than those of unsecured general creditors. It is the intention of the Company, or its successors or assigns, that this Plan (and the Trust Funds described in Section VII) be unfunded for purposes of the Code and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

7.5 There shall be deducted from each payment made under the Plan or other compensation payable to the Participant or his Eligible Spouse all taxes which are required to be withheld by the Company, or its successors or assigns, in respect to such payment or this Plan. The Company, or its successors or assigns, shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the payment amount of said taxes.

7.6 Nothing contained herein will confer on any Participant the right to be retained in the service of the Company, or its successors or assigns, nor will it interfere with the rights of such entities to discharge or otherwise deal with Participants without regard to the Plan's existence.


                                  VIII. TRUSTS

8.1 The Company, or its successors or assigns, may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreement(s). Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA), the power to manage and control the Trust Fund. The Committee's authority under the provisions of this
         Section 8.1 will cease with a Change in Control.


                    IX. TERMINATION, SUSPENSION OR AMENDMENT

 9.1 The Board of Directors may, at its sole discretion, amend or modify the Plan or by resolution reduce the eligibility requirements or increase the benefits for an individual Participant at any time or from time to time, in whole or in part.


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         However: (i) no amendment or modification of the Plan will affect or reduce (a) the rights and benefits available to Participants under terms of the Plan as in effect at the time of their selection and during their participation in the Plan, (b) their Eligible Spouses' rights to receive death benefits in accordance with this Plan, (c) the continued accrual of benefits under the Plan on terms at least as favorable as the terms of the Plan applicable to each Participant in effect immediately prior to a Change in Control, taking into account service and compensation earned after such an event, or (d) a retired Participant's right or the right of an Eligible Spouse to continue to receive a benefit in accordance with this Plan (as in effect on the date such Participant began to receive a benefit under this Plan); and
         (ii) effective March 1, 1999, no amendment or modification of this
         Section IX, Section XI, or Section XII of the Plan shall be effective.

9.2 The Board shall not terminate the Plan until all benefits have been paid in full under the provisions of the Plan.


                    X. RESTRICTIONS ON ALIENATION OF BENEFITS

10.1 To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.


                         XI. ADMINISTRATION OF THE PLAN

11.1 Except as otherwise provided in this Section XI, and subject to Section XII, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Specifically, the Committee shall have the discretion and authority to:
         (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Members of the Committee may be Participants under the Plan.

11.2 Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as


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         otherwise provided for in any Trust Agreement, the Third Party
         Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company, or its successors or assigns, shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to
         Section XII. The Third Party Fiduciary may not be terminated by the Company, or its successors or assigns, without the consent of 50% of the Participants in the Plan.

11.3 In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company, or counsel of any of its successors or assigns.

11.4 The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Section 11.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5 The Company, or its successors or assigns, shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company, or its successors or assigns, to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.

11.6 To enable the Committee and the Third Party Fiduciary to perform their functions, the Company, or its successors or assigns, shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for termination of service, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.


                          XII. BENEFIT CLAIMS PROCEDURE

12.1 Any Participant or Eligible Spouse (such being referred to below as a "Claimant") may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.


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12.2     The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:

         (a) That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 12.3.

12.3 Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.

12.4 The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary's decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (i) the specific reason(s) for the decision; (ii) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (iii) such other matters as the Third Party Fiduciary deems relevant.

12.5 A Claimant's compliance with the foregoing provisions of this Section XII is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.


                               XIII. MISCELLANEOUS

13.1 No Participant will participate in an action of the Committee or the Board of Directors on a matter that solely applies to that Participant. Such matters will be determined by a majority of the rest of the Committee or the Board of Directors.


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13.2     Each Participant will receive a copy of this Plan and the Committee will make available for any Participant's inspection a copy of the rules and regulations the Committee uses in administering the Plan.

13.3 Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.

13.4 The Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, his Eligible Spouse, and their assigns, heirs, executors, and administrators.

13.5 Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

13.6 In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

13.7 Any notice given under the Plan shall be in writing and shall be mailed or delivered to:

                                    SOUTHWEST GAS CORPORATION
                                    Supplemental Retirement Plan
                                    Compensation Committee
                                    5241 Spring Mountain Road
                                    Las Vegas, NV  89102

         and
                                    CRG Fiduciary Services, Inc.
                                    633 West Fifth Street, 53rd floor
                                    Los Angeles, CA 90071-2086
                                    Attn: Managing Director

IN WITNESS WHEREOF, Southwest Gas Corporation has caused this Amended and Restated Plan to be executed this 30th day of July 1999.

                                    SOUTHWEST GAS CORPORATION



                                    By
                                       -----------------------------------------
                                                  Michael O. Maffie
                                         President & Chief Executive Officer


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